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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                January 20, 2004
                            (Date of report; date of
                            earliest event reported)


                         Commission file number: 1-3754


                      GENERAL MOTORS ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)


                   Delaware                                38-0572512
        (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                 Identification No.)


                             200 Renaissance Center
                         P.O. Box 200 Detroit, Michigan
                                   48265-2000
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (313) 556-5000
              (Registrant's telephone number, including area code)









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Item 12.  Results of Operations and Financial Condition


               GMAC 2003 AND FOURTH QUARTER 2003 EARNINGS SUMMARY

General Motors Acceptance Corporation (GMAC) earned consolidated net income of $2,793 million in calendar year 2003, up nearly 50% from the $1,870 million earned in 2002. These earnings are a record for GMAC, with 2003 representing the ninth consecutive year of annual income growth.

In 2003, net income from financing operations totaled $1,360 million, up $121 million from the $1,239 million earned in the prior year. Earnings improved as lower credit loss provisions and revenues from higher asset levels offset the unfavorable impact of narrower net interest margins.

GMAC Insurance Holdings, Inc. generated net income of $179 million in 2003, up $92 million from the $87 million earned in 2002. This increase reflects higher net underwriting income and a reduction in capital losses related to the Insurance Group's investment portfolio.

GMAC Mortgage Group, Inc. earned a record $1,254 million in 2003, more than double the $544 million earned in the previous year. Results benefited from the low interest rate environment in 2003, which contributed to record origination volume in both the residential and commercial mortgage sectors, along with higher pricing margins.

Fourth quarter 2003 consolidated results were a fourth quarter record, totaling $630 million, a 20% increase from the $524 million earned in the final quarter of 2002. For the quarter, net income from financing operations totaled $342 million, up from $334 million earned in the fourth quarter of 2002. GMAC Insurance Holdings, Inc. had net income of $73 million in the fourth quarter of 2003, up from the $5 million earned in the same period the prior year. GMAC Mortgage Group, Inc. earned $215 million in the fourth quarter, up over 15% from the $185 million earned in the fourth quarter of 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GENERAL MOTORS ACCEPTANCE CORPORATION
                                     -------------------------------------
                                     (Registrant)



Dated:        January 20, 2004       /s/  WILLIAM F. MUIR
              ----------------       -------------------------------------
                                     William F. Muir
                                     Executive Vice President,
                                     Chief Financial Officer and Director


Dated:        January 20, 2004       /s/  LINDA K. ZUKAUCKAS
              ----------------       -------------------------------------
                                     Linda K. Zukauckas
                                     Controller and Principal Accounting Officer